Exhibit 99.1

Eve Receives Expected Notice from NYSE Related to Delayed Filing of Quarterly Report on Form 10-Q

MELBOURNE, Fla., November 29, 2022/PRNewswire/ — Eve Holding, Inc. (the “Company” or “Eve”) (NYSE: EVEX; EVEXW) today announced that as previously disclosed in the Company’s Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (“SEC”) on November 14, 2022, the Company has determined that it is unable, without unreasonable effort or expense, to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 (the “Form 10-Q”) by the prescribed due date because the Company requires additional time to finalize the Form 10-Q, as it is currently performing a further assessment of its condensed consolidated financial statements to determine the full extent of any adjustments in the amounts previously reported. Upon completion of such assessment, the Company also intends to file an amendment to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2022 to restate its financial statements as of and for the quarter ended March 31, 2022 and the year ended December 31, 2021, as well as an amendment to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 to restate its financial statements as of and for the quarter ended June 30, 2022.

On November 22, 2022, the Company received a notice (the “Notice”) from The New York Stock Exchange (“NYSE”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Section 802.01E of the Listed Company Manual (the “Listing Standard”), which requires timely filing of all required periodic financial reports with the SEC.

The Notice indicated that the Company can regain compliance with the Listing Standard by filing the Form 10-Q within six months of the Form 10-Q’s filing due date. If the Company fails to file the Form 10-Q by such date, the Company may submit a request for the NYSE’s consideration to allow the Company’s securities to trade for an additional six-month trading period. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence pursuant to Section 804.00 of the Listed Company Manual. If the NYSE determines that an additional trading period of up to six months is appropriate and the Company fails to regain compliance by the end of that period, suspension and delisting procedures will generally commence.

While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Standard.

About Eve Holding, Inc.

Eve is dedicated to accelerating the Urban Air Mobility ecosystem. Benefitting from a start-up mindset, backed by Embraer S.A.’s more than 50-year history of aerospace expertise, and with a singular focus, Eve is taking a holistic approach to progressing the UAM ecosystem, with an advanced eVTOL project, comprehensive global services and support network and a unique air traffic management solution. Eve is listed on the New York Stock Exchange where its shares of common stock and public warrants trade under the tickers “EVEX” and “EVEXW”. For more information, please visit www.eveairmobility.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s ability to complete the filing of the Form 10-Q as soon as practicably possible and regain compliance with NYSE listing standards. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to, those related to the Company’s ability to complete the Form 10-Q within the anticipated time period; the Company’s ability to regain compliance with NYSE listing standards; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; the outcome of any legal proceedings that may be instituted against the Company; future global, regional or local economic and market conditions, including the growth and development of the urban air mobility market; the development, effects and enforcement of laws and regulations; the Company’s ability to grow and manage future growth, maintain relationships with customers and suppliers and retain its key employees; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to successfully develop, obtain certification for and commercialize its aircraft, the effects of competition on the Company’s future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the impact of the global COVID-19 pandemic; and those factors discussed in the Company’s Registration Statement on Form S-1/A filed on August 25, 2022 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Information

https://ir.eveairmobility.com/

Contacts

investors@eveairmobility.com

media@eveairmobility.com